Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications Receives Final Regulatory Approval in California to

Acquire Verizon Operations

California Public Utilities Commission Approves Acquisition

Transaction Expected to Close at End of March 2016

NORWALK, Conn., December 3, 2015—Frontier Communications Corporation (NASDAQ: FTR) announced today that the California Public Utilities Commission (CPUC) unanimously voted to approve Frontier’s proposed acquisition of Verizon’s wireline, broadband and video operation in California, including the FiOS® network.

Frontier has received all other necessary regulatory clearances, including those from the Federal Communications Commission, the U.S. Department of Justice and the Public Utility Commission of Texas for the $10.54 billion acquisition, which includes Verizon’s wireline, broadband and video operations and FiOS networks in California, Florida and Texas. The transaction is expected to close at the end of March 2016.

Daniel J. McCarthy, President and CEO of Frontier Communications said, “With this final approval, we look forward to completing our transaction with Verizon which represents a significant transformation for Frontier. We will transition our revenue to a more diversified mix, improve our growth prospects, create sustainable value for our shareholders and provide a great experience for our new Frontier customers in California, Florida and Texas.”

Kathleen Abernathy, Executive Vice President, External Affairs for Frontier said, “We are very pleased the full CPUC approved the acquisition and our settlements with various parties to the proceeding. The CPUC process leading to today’s approval informed the settlement negotiations and provided a forum for input from consumers across the state. We welcome the opportunity to expand our business in California.”

To learn more, visit http://www.meetfrontier.com

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to: Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

About Frontier Communications

Frontier Communications Corporation (NASDAQ:FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 18,600 employees are based entirely in the United States. More information is available at www.frontier.com.

Contacts:

Media:

Steve Crosby

Senior Vice President, Regulatory & Legislative Affairs

916-206-8198

steven.crosby@ftr.com

Investors

Luke Szymczak

Vice President, Investor Relations

203-614-5044

luke.szymczak@ftr.com